EXHIBIT 10.3

ALLEGHENY VALLEY BANCORP, INC.
2011 STOCK INCENTIVE PLAN
1. Establishment of Plan; Purpose.
Allegheny Valley Bancorp, Inc., a Pennsylvania Corporation (the "Corporation"), has established this stock incentive plan, to be known as the Allegheny Valley Bancorp, Inc. 2011 Stock Incentive Plan (the "Plan"), The purpose of the Plan is to further the financial success of Allegheny Valley Bancorp, Inc. by attracting and retaining employees and directors through the use of stock incentives; rewarding employees for the achievement of certain performance goals that may be attached to the incentives; and further aligning the interests of employees and directors with those of Allegheny Valley Bancorp, Inc. shareholders.
2. Definitions.
    As used in the Plan, the following terms have the meanings indicated:
(a)	"Act" means the Securities Exchange Act of 1934, as amended.
(b)
"Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that an Employer is required to withhold in connection with any lapse of restrictions on Restricted Stock, any dividends paid on Restricted Stock, any settlement of Restricted Stock Units, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

(c)	"Board" means the Board of Directors of the Corporation.
(d)
"Cause" means, unless otherwise defined for a particular Participant in an employment agreement between the Corporation and such Participant which addresses the effect of a termination of employment for cause (as therein defined) of Incentive Awards granted hereunder;

(i)	a Participant's commission of a felony or other crime involving fraud, dishonesty or moral turpitude;
(ii)	a Participants willful or reckless misconduct in the performance of the Participant's duties;
(iii)
a Participants habitual neglect of duties: provided, however that the Participant is given at least thirty (30) days prior written notice of such habitual neglect and the opportunity to cure any curable neglect; or

(iv)
a Participants breach or violation of any agreement between the Participant and the Corporation, including but not limited to any noncompetition, nonsolicitation, or nondisclosure undertaking, or of any Corporation policy; provided, however, that for purposes of clauses (ii) and (iii), Cause shall not include bad judgment or negligent acts not amounting to habitual neglect of duties. A Participant who agrees to resign his affiliation with the Corporation or a Related Company in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of this Plan.

(e)	"Change of Control" means the occurrence of any of the following events:
(i)
any one person, or more than one person acting as a group, acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation;

(ii)	any person, or more than one person acting as a group, acquires ownership of stock of the Corporation possessing 35% or more of the stock of the Corporation; or
(iii)
a majority of members of the Corporation's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors before the date of the appointment or election.

(f)	"Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(g)
"Committee" means the Board or the committee of the Board designated by the Board to administer this Plan. If (i) an Incentive Award or a share transaction with respect to, or underlying an Incentive Award under the Plan becomes subject to Section 16 of the Act, and (ii) any member of the Committee does not qualify as a non-employee director for purposes of Rule 16b-3, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.

(h)	"Corporation" means Allegheny Valley Bancorp, Inc.
(i)
"Corporation Stock" means common stock of the Corporation, par value $1.00 per share. In the event of a change in the capital structure of the Corporation (as provided in Section 16), the shares resulting from the change shall be deemed to be Corporation Stock within the meaning of the Plan.

(j)	"Date of Grant" means the date on which the Committee grants an Incentive Award.
(k)
"Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3) and, as to an Incentive Award (other than an Incentive Stock Option) that is subject to Code section 409A, a Disability within the meaning of Code section 409A(a)(2)(C). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and the determination shall be conclusive.

(l)	"Employer" means the Corporation and each Related Company that employs one or more Participants.
(m)
"Fair Market Value" means the average selling price of a share of Corporation Stock on the NASDAQ Over-the-Counter Bulletin Board ("OTCBB") for the 30 day period beginning the day after the Date of Grant or beginning on the date after any other date for which the value of Corporation Stock must be determined under the Plan, as such selling prices are reported by Bloomberg or other financial reporting service selected by the Corporation.

(n)	"Incentive Award" means, collectively, the award of Restricted Stock, Restricted Stock Units, Options, or Stock Appreciation Rights under the Plan.
(o)	"Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under Code section 422.
(p)
"Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(q)	"Option" means a right to purchase Corporation Stock granted under the Plan, at a price determined in accordance with the Plan.
(r)	"Participant" means any employee or director of the Corporation or a Related Company who receives an Incentive Award under the Plan.
(s)
"Performance Criteria" means the performance of the Corporation or any subsidiary, division, business unit or individual using one of the following measures, either on an operating or GAAP basis where applicable, and including measuring the performance of any of the following relative to a defined peer group of companies; total shareholder return; earnings (including on a per share basis); earnings growth rate (including on a per share basis); sales, profitability; return on equity; return on capital; cash flow, including free cash flow; cost savings or process improvement goals; regulatory compliance; satisfactory internal or external audits, improvement of financial ratings; achievement of balance sheet or income statement objective goals; capital expenditures; and such other measures as the Committee deems appropriate.

(t)	"Performance Goal" means an objectively determinable performance goal established by the Committee with respect to a given Incentive Award that relates to one or more Performance Criteria.
(u)	"Plan" means this Allegheny Valley Bancorp, Inc. 2011 Stock Incentive Plan, as amended from time to time.
(v)	"Plan Year" means January 1 to December 31.
(w)
"Related Company" means (i), as to an Incentive Stock Option, any corporation (other than the Corporation) in an unbroken chain of corporations beginning or ending with the Corporation in which each corporation (other than the Corporation) owns stock possessing at least 50% of the combined voting power of all classes of stock of one other corporation in the chain; and (ii), as to all other Incentive Awards, any corporation (other than the Corporation) with whom the Corporation would be required to be treated as a single employer under either Code section 414(b) or Code section 414(c), provided that, for purposes of determining a controlled group of corporations under Code section 414(b) and trades or businesses under common control under Code section 414(c), the language "at least 50%" is used instead of "at least 80%" each place it appears in Code sections 1563(a)(1), (2) and (3) and in Treas. Regs, section 1.4l4(c)-2, respectively.

(x)	"Restricted Stock" means Corporation Stock awarded upon the terms and subject to the restrictions set forth in Section 6.
(y)	"Restricted Stock Units" means an Incentive Award made pursuant to Section 7.
(z)
"Rule l6b-3" means Rule l6b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule l6b-3 shall include a reference to any corresponding rule (or number designation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

(aa)	"Stock Appreciation Right" means a right to receive Corporation Stock or cash from the Corporation granted under Section 9.
(bb)	"Taxable Year" means the fiscal period used by the Corporation for reporting taxes on income under the Code.
(cc)	"Termination of Service" means a "separation of service" as defined in Code section 409A.
3. General.
The following types of Incentive Awards may be granted under the Plan: Restricted Stock, Restricted Stock Units, Options, or Stock Appreciation Rights. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.
4. Stock.
(a)
Subject to Section 16 of the Plan, there shall be reserved for issuance under the Plan an aggregate of forty- eight thousand (48,000) shares of Corporation Stock, which shall be authorized but unissued shares (including treasury shares). All of the shares of Corporation Stock that may be issued under this Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options. No more than seven thousand two hundred (7,200) shares may be allocated to the Incentive Awards, including with respect to Awards that may or shall be in cash that are granted to any individual Participant during any single Taxable Year.

(b)
Shales allocable to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. Any shares covered by a Stock Appreciation Right shall be counted as used only to the extent shares arc actually issued to the Participant when the Stock Appreciation Right is exercised. In addition, any shares of Corporation Stock exchanged by a Participant as full or partial payment to the Corporation of the exercise price under an Option, any shares retained by the Corporation in satisfaction of a Participant's obligations to pay Applicable Withholding Taxes with respect to any Incentive Award and any shares of Corporation Stock covered by an Incentive Award that is settled in cash shall be added to the shares available for Incentive Awards under the Plan.

5. Eligibility.
(a)
All present and future employees and directors of the Corporation or a Related Company (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to the Corporation or a Related Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible employees and directors to receive Incentive Awards and to determine for each employee and director the nature of the award and the terms and conditions of each Incentive Award. However, no grant of Incentive Stock Options shall be made to a director who is not also an employee of the Corporation or a Related Company.

(b)
The grant of an Incentive Award shall not obligate an Employer to pay an employee or a director any particular amount of remuneration, to continue the employment of the employee or the services of the director after the grant, or to make further grants to the employee or director at any time thereafter.

6. Restricted Stock Awards.
(a)
The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice shall be the award agreement between the Employer and the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

(b)
The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (e) below shall lapse. The Committee may base the lapsing of restrictions on Restricted Stock upon (i) the continued employment or service of the Participant, (ii) the achievement of Performance Goals, or (iii) a combination thereof. The Committee may provide for the lapse of such restrictions in installments or otherwise and may accelerate or waive such restrictions, in whole or in part, in each case based on such considerations as the Committee shall determine in its sole discretion.

(c)
In the event of the Participant's Termination of Service for Cause, any Restricted Stock previously granted to the Participant for which the restrictions imposed upon the shares have not lapsed as of the date of termination shall be forfeited immediately upon such termination.

(d)
Except as otherwise provided in the applicable award agreement or as otherwise determined by the Committee, in the event of the Participants Termination of Service other than for Cause, any Restricted Stock previously granted to the Participant for which the restrictions imposed upon the shares have not lapsed as of the date of termination shall be forfeited immediately upon such termination.

(e)
No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on the shares as set forth in the Participant's award agreement have lapsed or been removed.

(f)
Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in paragraph (e) above, have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall be held by the Corporation until the restrictions lapse and upon request the Participant shall provide the Corporation with appropriate stock powers endorsed in blank.

(g)
Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to the Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the grant so provides, the Participant may elect to have the Employer retain that number of shares of Corporation Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

7. Restricted Stock Units.
(a)
The Committee may make grants of Restricted Stock Units to Participants. A Restricted Stock Unit is the grant of a right to receive a share of Common Stock or the Fair Market Value in cash of a share of Common Stock, in the future, at such time and upon such terms as the Committee shall establish, Whenever the Committee deems it appropriate to grant an Incentive Award of Restricted Stock Units, notice shall be given to the Participant stating the number of Restricted Stock Units for which the Incentive Award is granted and the terms and conditions to which the Restricted Stock Units are subject. This notice may be given in writing or in electronic form and shall be the award agreement between the Corporation and the Participant.

(b)
The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which such Restricted Stock Units shall become vested. The Committee may base the vesting of Restricted Stock Units upon (i) the continued employment or service of the Participant, (ii) the achievement of Performance Goals, or (iii) a combination thereof. The Committee may provide for the vesting of Restricted Stock Units in installments or otherwise and may accelerate or waive such restrictions, in whole or in part, in each case based on such considerations as the Committee shall determine in its sole discretion.

(c)
In the event of the Participant's Termination of Service for Cause, any Restricted Stock Units previously granted to the Participant which remain unvested shall be forfeited immediately upon such termination.

(d)
Except as otherwise provided in the applicable award agreement or as otherwise determined by the Committee, in the event of the Participants Termination of Service other than for Cause, any Restricted Stock Units previously granted to the Participant which remain unvested as of the date of termination shall be forfeited immediately upon such termination.

(e)
Restricted Stock Units that have vested will be settled by the payment to the Participant of cash, Corporation Stock or both, at the time or times as are provided in the Restricted Stock Unit award agreement.

(f)
A Participant who is to receive a settlement of his or her vested Restricted Stock Units by the delivery of Corporation Stock shall have no rights as a shareholder until the Corporation Stock is actually issued pursuant to the terms of the Restricted Stock Units award agreement. The Corporation Stock may be issued without cash consideration.

(g)	A Participant's interest in Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.
(h)
Whenever payment in settlement of a Restricted Stock Units award is to he made In cash, the Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant shall agree as a condition of receiving a Restricted Stock Units award payable in the form of Corporation Stock, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Restricted Stock Units award agreement so provides, the Participant may elect to have the Employer retain that number of shares of Corporation Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

(i)	Each award of Restricted Stock Units shall be designed either to be excluded from Code section 409A or to comply with the applicable requirements thereof.
8. Stock Options.
(a)
The Committee may make grants of Options to Participants. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which associated Stock Appreciation Rights are granted, and the terms and conditions to which the grant and exercise of the Options arc subject. This notice shall be the stock option agreement.

(b)	The exercise price of shares of Corporation Stock covered by an Option shall be not less than 100% of the Fair Market Value of the shares on the Date of Grant, except as provided in Section 16.
(c)
Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant's stock option agreement; provided however, that no Option may be exercised after the expiration often (10) years from the Date of Grant.

(d)	In the event of the Participant's Termination of Service for Cause, any unexercised Option then held by such Participant shall terminate effective immediately upon such termination.
(e)	Except as otherwise provided in the applicable stock option agreement or as otherwise determined by the Committee:
(i)
In the event of the Participant's Termination of Service other than for Cause and other than by reason of death or Disability, any unexercised Option then held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Termination of Service (or upon such accelerated basis as the Committee may determine) for the lesser of: three (3) months after the date of such Termination of Service or the balance of such Option's term, and any Option not exercisable at the time of such Termination of Service shall be forfeited.

(ii)
In the event of the Participant's Termination of Service by reason of death, any unexercised Option then held by such Participant may thereafter be exercised by the Participant's representative or any persons who acquire such Option pursuant to the Participant's will or the laws of descent and distribution, to the extent that it was exercisable at the time of the Participant's death (or upon such accelerated basis as the Committee may determine) for the lesser of twelve months after the Participant's death or the balance of the Option's term, and any Option not exercisable at the time of the Participant's death shall be forfeited.

(iii)
In the event of the Participant's Termination of Service by reason of Disability, any unexercised Option then held by such Participant may thereafter be exercised by the Participant or the Participant's representative, to the extent that it was exercisable at the time of the Participant's Termination of Service (or upon such accelerated basis as the Committee may determine) for the lesser of twelve months after the Participant's Termination of Service or the balance of the Option's term, and any Option not exercisable at the time of such Termination of Service shall be forfeited.

9. Stock Appreciation Rights.
(a)
Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with and on the same Date of Grant as all or any part of an Option to a Participant or in a separate Incentive Award.

(b)	The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:
(i)
Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Corporation an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Corporation Stock covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Corporation Stock on the Date of Grant of the Stock Appreciation Right. The Committee may not revise or amend a Stock Appreciation Right to reduce the Fair Market Value of Corporation Stock on the Date of Grant, except as provided in Section 16.

(ii)
A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Corporation Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Corporation Stock on the Date of Grant of the Stock Appreciation Right, and only at the times as may be specified by the Committee in the Participant's Stock Appreciation Right agreement. No Stock Appreciation Right may be exercised after the expiration of ten (10) years from the Date of Grant.

(iii)	In the event of the Participant's Termination of Service for Cause, any unexercised Stock Appreciation Right held by such Participant shall terminate effective immediately upon such termination.
(iv)	Except as otherwise provided in the applicable Stock Appreciation Rights agreement or as otherwise determined by the Committee;
(A)
In the event of the Participant's Termination of Service other than for Cause and other than by reason of death or Disability, any unexercised Stock Appreciation Right then held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Termination of Service (or upon such accelerated basis as the Committee may determine) for the lesser of: three (3) months after the date of such Termination of Service or the balance of such Stock Appreciation Right's term, and any Stock Appreciation Right not exercisable at the time of such Termination of Service shall be forfeited.

(B)
In the event of the Participant's Termination of Service by reason of death, any unexercised Stock Appreciation Right then held by such Participant may thereafter be exercised by the Participant's representative or any persons who acquire such Stock Appreciation Rights pursuant to the Participant's will or the laws of descent and distribution, to the extent that it was exercisable at the time of the Participant's death (or upon such accelerated basis as the Committee may determine) for the lesser of twelve months after the Participant's death or the balance of the Stock Appreciation Right's term, and any Stock Appreciation Right not exercisable at the time of the Participant's death shall be forfeited.

(C)
In the event of the Participant's Termination of Service by reason of Disability, any unexercised Stock Appreciation Right then held by such Participant may thereafter be exercised by the Participant or the Participant's representative, to the extent that it was exercisable at the time of the Participant's Termination of Service (or upon such accelerated basis as the Committee may determine) for the lesser of twelve months after the Participant's Termination of Service or the balance of the Stock Appreciation Right's term, and any Stock Appreciation Right not exercisable at the time of such Termination of Service shall be forfeited.

(c)	The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:
(i)	A Stock Appreciation Right granted in connection with an Option must be granted on the same Date of Grant as the Option to which it relates.
(ii)
Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Corporation unexercised that portion of the underlying Option relating to the same number of shares of Corporation Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Corporation an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Corporation Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Corporation Stock covered by the surrendered portion of the underlying Option.

(iii)	Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.
(iv)
Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall lapse or be forfeited no later than the date on which the related Option lapses or is forfeited.

(v)	The Stock Appreciation Right shall terminate and shall no longer be exercisable upon the exercise of the related Option.
(vi)	The Stock Appreciation Right is only transferable when the related Options are otherwise transferable.
(vii)
A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Corporation Stock covered by the Stock Appreciation Right exceeds the exercise price of the Corporation Stock covered by the underlying Option.

(d)
The manner in which the Corporation's obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Incentive Award. The Incentive Award may provide for payment in Corporation Stock or cash, or a fixed combination of Corporation Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Corporation Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

10. Method of Exercise of Options and Stock Appreciation Rights.
(a)
Options and Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Employer, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of the purchase of shares under an Option, the notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver a properly executed exercise notice together with irrevocable instructions to a broker approved by the Committee to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option exercise price and/or to satisfy the minimum required withholding tax obligations related to the Option, (ii) deliver shares of Corporation Stock (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (iii) use any other methods of payment as the Committee, at its discretion, deems appropriate.

(b)
Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Corporation Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

(c)
Each Participant shall agree as a condition of the exercise of an Option or Stock Appreciation Right to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option or Stock Appreciation Right.

(d)
As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Option or Stock Appreciation Rights agreement so provides, the Participant may elect to have the Employer retain that number of shares of Corporation Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes. The shares of Corporation Stock retained may not exceed the amount of the Applicable Withholding Taxes.

11.     Transferability of Options and Stock Appreciation Rights.
Options and Stock Appreciation Rights shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.
12.     Modification, Extension and Renewal of Options and Stock Appreciation Rights Generally Prohibited.
(a)
Notwithstanding any provision of this Plan or any Option or Stock Appreciation Right agreement to the contrary, no Modification shall be made in respect to any Option or Stock Appreciation Right, if such Modification would result in the Option or Stock Appreciation Right constituting a deferral of compensation or having an additional deferral feature within the meaning of applicable Treasury Regulations under Code section 409A.

(b)
Subject to subsection (c), below, a "Modification" for purposes of subsection (a) shall mean any change in the terms of the Option or Stock Appreciation Right (or change in the terms of the Plan or applicable Option or Stock Appreciation Right agreement) that may provide the holder of the Option or Stock Appreciation Right with a direct or indirect reduction in the exercise price of the Option or Stock Appreciation Right, or an additional deferral feature, or an extension or renewal of the Option or Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms. An extension of an Option or Stock Appreciation Right refers to the granting to the holder of an additional period of time within which to exercise the Option or Stock Appreciation Right beyond the time originally prescribed. A renewal of an Option or Stock Appreciation Right is the granting by the Corporation of the same rights or privileges contained in the original Option or Stock Appreciation Right on the same terms and conditions.

(c)
Notwithstanding subsection (b), above, it is not a Modification to change the terms of an Option or Stock Appreciation Right in any of the ways or for any of the purposes specifically described in applicable Treasury Regulations under Code section 409A as not resulting in a modification, extension or renewal of a stock right, or the granting of a new stock right, for purposes of that section.

13.     Effective Date of the Plan.
The Plan shall be effective on the date it is approved by the shareholders of the Corporation by the affirmative vote of the holders of a majority of the votes cast at the 2011 Annual Meeting of the Corporation's shareholders. Until (i) the Plan has been approved by the Corporation's shareholders, and (ii) the requirements of any applicable Federal or State securities laws have been met, no Incentive Awards that are payable in shares of Corporation Stock shall be awarded that arc not contingent on these events and no Option or Stock Appreciation Right granted shall be exercisable,
14.     Change of Control.
Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:
(a)
Any Options and Stock Appreciation Rights outstanding as of the date of such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the extent of the original grant;

(b) (c) (d)
The restrictions applicable to any outstanding Restricted Stock based solely upon continued employment or service shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the extent of the original grant;
The restrictions applicable to any outstanding Restricted Stock Units based upon continued employment or service shall lapse, and such Restricted Stock Units shall become free of all restrictions and fully vested; and
The restrictions applicable to any outstanding Restricted Stock and Restricted Stock Units based upon the achievement of Performance Goals shall be deemed to have been achieved at target levels, the relevant performance period shall be deemed to have ended on the effective date of the Change of Control, and all other terms and conditions thereto shall be deemed to have been satisfied and, in the case of Restricted Stock, such Restricted Stock shall become free of all restrictions and become fully vested and transferable. If due to a Change of Control, an original performance period of more than 12 months is shortened, the target award initially established for such performance period shall be prorated by multiplying the initial target award by a fraction, the numerator of which is the actual number of whole months in the shorted performance period and the denominator of which is the number of whole months in the original performance period.

15.    Termination, Modification, Change.
If not sooner terminated by the Board, this Plan shall terminate at the dose of business on April 11, 2021. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan in any respect as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Corporation Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 16), materially modifies the requirements as to eligibility (or participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless the change is authorized by the shareholders of the Corporation. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 (if Section 16 of the Act applies to one or more Participants) and to cause Incentive Stock Options or other Incentive Awards to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her.
16.     Change in Capital Structure.
(a)
In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Corporation is the surviving corporation or other change in the Corporation's capital stock (including, but not limited to, the creation or Issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Corporation), the number and kind of shares of stock or securities of the Corporation to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price of Options, the initial Fair Market Value of Corporation Stock under Stock Appreciation Rights, the terms of Incentive Awards and other relevant provisions shall be proportionately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option or Stock Appreciation Right, the Committee shall adjust appropriately the number of shares covered by the Option or Stock Appreciation Right so as to eliminate the fractional shares.

(b)
If the Corporation is a party to an agreement for a consolidation or a merger in which the Corporation will not be the surviving corporation, a transaction that results in the acquisition of substantially all of the Corporation's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Corporation's assets or if a Change of Control as defined in Section 2(e) otherwise occurs, then the Committee may take any actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

(c)
Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

17.     Administration of the Plan.
(a)
The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i)	to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;
(ii)	to determine which persons will be Participants, to which of the Participants, if any Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;
(iii)
to grant Incentive Awards to Participants and determine the terms and conditions thereof, including the number of shares of Corporation Stock subject to Incentive Awards and the exercise or purchase price of the shares of Corporation Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment or service, the satisfaction of Performance Goals, the occurrence of certain events, or other factors;

(iv)	to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;
(v)	to prescribe and amend the terms of the award agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);
(vi)	to determine whether, and the extent to which, adjustments are required pursuant to Section 16;
(vii)
to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of the Corporation;

(viii)	to delegate any portion of its authority under the Plan to make Incentive Awards to an executive officer of the Corporation, subject to any conditions that the Committee may establish: and
(ix)	to make all other determinations deemed necessary or advisable for the administration of this Plan.
(b)
The Committee shall have the power to amend the terms ol previously granted Incentive Awards that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her. However, the Participant's consent will not be required if the amendment is for the limited purpose of complying with Rule 16b-3, Code section 409A or any other section or requirement of the Code applicable to the Incentive Award (a "Compliance Amendment"). In the event that that Committee determines a Compliance Amendment to be necessary, it shall amend previously granted Incentive Awards in such a manner as to have the minimum effect on the substantive rights of the Participants.

(c)
The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Corporation, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(d)
A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(e)
The Committee may delegate the administration of the Plan to an officer or officers of the Corporation, and the administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Corporation Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any administrator be authorized to grant Incentive Awards under the Plan. Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any administrator, provided that the actions and interpretations of any administrator shall be subject to review and approval, disapproval or modification by the Committee.

   (f)     Notwithstanding any provision of the Plan to the contrary, any grants of Incentive Awards to directors or substantive amendments thereof must also be approved by a majority of the Boards non-employee directors.

18. Notice.
All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Corporation-—at the principal business address of the Corporation to the attention of the Corporate Secretary of the Corporation; and (b) if to any Participant-—at the last address of the Participant known to the sender at the time the notice or other communication is sent.
19.     Interpretation.
The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3 to the extent that Section 16 of the Act applies to Incentive Awards and Participants and to facilitate compliance with Code section 409A. Each Incentive Award shall be designed either to be excluded from Code section 409A or to comply with applicable requirements thereof. The terms of the Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the Commonwealth of Pennsylvania.
20.    Compliance with Securities Laws.
The Corporation may place on any certificate representing Corporation Stock issued in connection with an Incentive Award any legend deemed desirable by the Corporation's counsel to comply with Federal or State securities laws, and the Corporation may require a customary written indication of the Participant's investment intent.
21.     Right of First Refusal.
Unless prohibited by applicable state or federal law, each written agreement for an Incentive Award may contain a provision that the Corporation shall have a right of first refusal to purchase any or all of the shares of Corporation Stock delivered to the Participant (or to the Participant's representative, heirs, or estate in the event of the Participant's death or Disability) in settlement of the Incentive Award. The Corporation may include a legend referring to existence of the right of first refusal and the terms and conditions thereof on the certificates of any Corporation Stock issued in respect of an Incentive Award that is subject to a right of first refusal.
22.     Unfunded Status of Plan.
It is intended that the Plan constitute an "unfunded" plan for incentive compensation. Except in the case of grants of Restricted Stock, until cash or Corporation stock is actually paid or delivered to the Participant in settlement of the Incentive Award, the Participants interest in such award is that of an unsecured creditor of the Corporation.